EXHIBIT 11

                           NATIONAL SANITARY SUPPLY COMPANY
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                         COMPUTATION OF EARNINGS PER SHARE (a)
                                     (UNAUDITED)
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
                                             Three Months Ended        Six Months Ended
(thousands, except per share data)                 June 30,                June 30,
- ----------------------------------          --------------------     -------------------
                                             1995          1994       1995         1994
                                            -------      -------     -------     -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                                 $ 1,370      $ 1,104     $ 2,129     $ 1,678
                                            =======      =======     =======     =======

Average Number of Shares of
 Common Stock Outstanding                     6,073        5,961       6,062       5,949
Incremental Effect of
 Unexercised Stock Options                       75          104          81         106
                                            -------      -------     -------     -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                      6,148        6,065       6,143       6,055
                                            =======      =======     =======     =======
Earnings per Common and Common
 Equivalent Share                           $  0.22      $  0.18     $  0.35     $  0.28
                                            =======      =======     =======     =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                                 $ 1,370      $ 1,104     $ 2,129     $ 1,678
                                            =======      =======     =======     =======
Average Number of Shares of
 Common Stock Outstanding                     6,073        5,961       6,062       5,949
Incremental Effect of
 Unexercised Stock Options                       76          111          82         109
                                            -------      -------     -------     -------
Average Number of Shares of
 Common Stock Assuming
 Full Dilution                                6,149        6,072       6,144       6,058
                                            =======      =======     =======     =======
Earnings Per Common Share
 Assuming Full Dilution                     $  0.22      $  0.18     $  0.35     $  0.28
                                            =======      =======     =======     =======

(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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